Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement 333-192295 on Form S-8 of our reports dated April 17, 2015, relating to the financial statements and financial statement schedules of China Lodging Group, Limited, and the effectiveness of China Lodging Group, Limited’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of China Lodging Group, Limited for the year ended December 31, 2014.

/s/Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

April 17, 2015